Registration No. 333-___________
     As filed with the Securities and Exchange Commission on July 28, 1998

                          ----------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

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                                    CNS, INC.
             (Exact name of registrant as specified in its charter)

             DELAWARE                                    41-1580270
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                              4400 WEST 78TH STREET
                          BLOOMINGTON, MINNESOTA 55435
              (Address of Principal Executive Offices and Zip Code)

                          ----------------------------

                    CNS, INC. 1994 AMENDED STOCK OPTION PLAN
                            (Full title of the Plan)

                          ----------------------------

                              DANIEL E. COHEN, M.D.
                             CHIEF EXECUTIVE OFFICER
                                    CNS, INC.
                              4400 WEST 78TH STREET
                          BLOOMINGTON, MINNESOTA 55435
                                 (612) 820-6696
            (Name, address and telephone number of agent for service)

                                    COPY TO:

                                 Patrick Delaney
                           Lindquist & Vennum P.L.L.P.
                                 4200 IDS Center
                              Minneapolis, MN 55402
                                 (612) 371-3211

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                         CALCULATION OF REGISTRATION FEE
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                                        Proposed        Proposed
Title of                                Maximum         Maximum
Securities            Amount            Offering        Aggregate     Amount of
to be                 to be               Price         Offering    Registration
Registered          Registered         Per Share(1)     Price(1)         Fee
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Common Stock      750,000 shares(2)   $4.43750         $3,328,125        $982
$.01 Par Value
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(1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) and based upon the last sale prices of the Company's Common Stock on the Nasdaq National Market on July 27, 1998.

(2) 500,000 shares were originally registered on Form S-8 (File No. 33-59719) filed with the Securities and Exchange Commission on May 31, 1995 (1,000,000 shares as adjusted for a two-for-one stock split effected in June 1995) and 750,000 additional shares are being registered herewith.


               INCORPORATION OF CONTENTS OF REGISTRATION STATEMENT
                                  BY REFERENCE

         A Registration Statement on Form S-8 (File No. 33-59719) was filed with the Securities and Exchange Commission on May 31, 1995 covering the registration of 500,000 shares (1,000,000 shares as adjusted for a June 1995 two-for-one stock split) of the Common Stock under the CNS, Inc. 1994 Stock Option Plan (the "1994 Plan"). A filing fee of $5,743.53 was paid at the time that the S-8 Registration Statement was filed. Pursuant to General Instruction E of Form S-8 and Rule 429, this Registration Statement is being filed to register an additional 750,000 shares authorized under the Plan. An amendment to the 1994 Plan to increase the reserved and authorized number of shares under the Plan by 750,000 shares was authorized by the Company's Board of Directors on February 10, 1997 and such amendment was ratified and approved by the stockholders on April 23, 1997. This Registration Statement should also be considered a post-effective amendment to the prior Registration Statement. The contents of the prior Registration Statement are incorporated herein by reference.

                                     PART I

         Pursuant to the Note to Part I of Form S-8, the information required by Items 1 and 2 of Form S-8 is not filed as a part of this Registration Statement.

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                                     PART II

Item 3. Incorporation of Documents by Reference.

         The following documents filed with the Securities and Exchange Commission are hereby incorporated by reference herein:

         (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1997.

         (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998.

         (c) The Company's Definitive Proxy Statement dated March 18, 1998 for the Annual Meeting of Stockholders held on April 22, 1998.

         (d) The description of the Company's Common Stock as set forth in the Company's Common Stock as set forth in the Company's Form 8-A/A Registration Statement filed on May 31, 1995, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

         Not applicable.

Item 5. Interests of Named Experts and Counsel.

         Lindquist & Vennum P.L.L.P. is rendering its opinion as to the validity of the shares being registered hereby. Patrick Delaney, a partner of Lindquist & Vennum P.L.L.P., is a director and holder of Common Stock of the Company.

Item 6. Indemnification of Directors and Officers.

         The Company's Bylaws require indemnification of directors and officers of the Company in accordance with, and to the fullest extent permitted by, Delaware law, as it may be amended from time to time.

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         Section 145 of the Delaware General Corporation Law generally provides that any person who was or is a director or officer may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceedings in which he is involved by reason of the fact that he is or was a director or officer if he acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe that his conduct was unlawful. However, if the legal proceeding is by or in the right of the corporation, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he shall have been adjudged to be liable to the corporation unless the court in which such action was brought deems it proper.

Item 7. Exemption from Registration Claimed.

         Not applicable.

Item 8. Exhibits.

Exhibit      (filed electronically herewith)

    4        CNS, Inc. 1994 Amended Stock Option Plan

    5 Opinion and Consent of Lindquist & Vennum P.L.L.P. as to the legality of the securities being registered

    23(a)    Consent of Lindquist & Vennum P.L.L.P. (included in Exhibit 5)

    23(b)    Consent of KPMG Peat Marwick LLP, independent public accountants

    24       Power of Attorney (included in Signature Page)

Item 9. Undertakings.

(a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which,

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         individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person connected with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomington, State of Minnesota, on July 16, 1998.

                                        CNS, Inc.


                                        By /s/ Daniel E. Cohen
                                           -------------------------------------
                                           Daniel E. Cohen, M.D.
                                           Chief Executive Officer and
                                           Chairman of the Board


                                POWER OF ATTORNEY

         The undersigned officers and directors of CNS, Inc. hereby constitute and appoint Daniel E. Cohen, M.D. and Marti Morfitt, or either of them, with power to act one without the other, our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for us and in our stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on July 16, 1998 in the capacities indicated.


Signature                           Title


/s/ Daniel E. Cohen, M.D.           Chief Executive Officer, Treasurer
-----------------------------       Chairman of the Board of Directors and
Daniel E. Cohen, M.D.               Director (principal executive officer)

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/s/ Marti Morfitt                   President and Director
-----------------------------
Marti Morfitt


/s/ David J. Byrd                   Vice President of Finance and
-----------------------------       Chief Financial Officer (principal
David J. Byrd                       financial and accounting officer)


/s/ Patrick Delaney                 Secretary and Director
-----------------------------
Patrick Delaney


/s/ R. Hunt Greene                  Director
-----------------------------
R. Hunt Greene


/s/ Andrew J. Greenshields          Director
-----------------------------
Andrew J. Greenshields


/s/ Richard W. Perkins              Director
-----------------------------
Richard W. Perkins